EXHIBIT (a)(1)(C)

EXHIBIT A TO THE OFFER TO PURCHASE

LETTER OF TRANSMITTAL

Regarding

Class A Common Stock

of

EXCELSIOR LASALLE PROPERTY FUND, INC.

Tendered Pursuant to the Offer

Dated May 23, 2008

THE OFFER WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 20, 2008,
UNLESS THE OFFER IS EXTENDED.

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE TIME THEY ARE ACCEPTED BY THE FUND, WHICH IS EXPECTED TO OCCUR PROMPTLY AFTER THE OFFER EXPIRES. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Letter of Transmittal and Return by Mail or Fax to:

UST Advisers, Inc.
225 High Ridge Road
Stamford, CT 06905
Fax: (203) 352-4456
Attn: Client Service

For additional information, you may phone Client Service at (866) 921-7951 or fax Client Service at the fax number above.

Excelsior LaSalle Property Fund, Inc. – Letter of Transmittal

Ladies and Gentlemen:

The undersigned hereby tenders to Excelsior LaSalle Property Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Fund”), its Class A common stock of the Fund (“Shares” or “Common Stock”) or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated May 23, 2008, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by the Fund, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to repurchase any of the Shares in the Fund or portions thereof tendered hereby.

Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment, and will pay for, Shares validly tendered and not withdrawn as promptly as practicable after the expiration of the Offer. The payment of the repurchase price for the Shares or portion thereof tendered by the undersigned will be made by transfer of the funds to the undersigned’s account at Bank of America, N.A. or one of its affiliated banks (“BANA”) or wired to the undersigned’s bank account if the undersigned does not have a BANA account, as described in Section 5 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from a BANA account, BANA may subject such withdrawal to any fees that BANA would customarily assess upon the withdrawal of cash from such account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

Excelsior LaSalle Property Fund, Inc. – Letter of Transmittal

PLEASE FAX OR MAIL TO:
UST Advisers, Inc.
225 High Ridge Rd.
Stamford, CT 06905
Fax: (203) 352-4456
Attn: Client Service

For additional information, please phone Client Service at (866) 921-7951.

Part 1.	Name and Address:

Name of Stockholder:

BANA Account Number: (where applicable)

Wire Bank Instructions

(for Stockholders who do not have accounts at BANA)	ABA#

A/C#

FBO/REF:

Ref: Account name

Attn:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Part 2.	Amount of Common Stock in the Fund being Tendered:

I would like to tender all of my Shares in the Fund.
I would like to tender $___________ of Shares in the Fund.
I would like to leave approximately $___________ of Shares in the Fund and tender any remaining balance.

Excelsior LaSalle Property Fund, Inc. – Letter of Transmittal

Part 3. Signature(s).
For Individual Investors and Joint Tenants:	For Other Investors:
Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date: